UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009 (June 23, 2009)

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Professional Drive, Suite 101, Gaithersburg, Maryland	20879
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (240) 361-4400

N/A
(Former name or former address, if changed since last report)

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Item 1.01.     Entry into a Material Definitive Agreement
Item 1.02.     Termination of a Material Definitive Agreement

In connection with the sale of the Company’s Genomics business pursuant to a certain Asset Purchase Agreement by and between the Company and Ocimum Biosolutions Limited, as parent, and Ocimum Biosolutions Inc., a Delaware corporation (“Ocimum”), as Purchaser, dated as of October 14, 2007, completed on December 14, 2007, and previously reported, the Company had received as partial payment for the sales price, a $3 million secured promissory note from Ocimum and Ocimum Biosolutions Limited, guaranteed by Coramandel Prestcrete Private Limited, a company incorporated in the Republic of India.  The promissory note was secured by a security agreement between Ocimum and the Company dated as of December 14, 2007. The note was due and payable June 15, 2009, was non-interest bearing, and had a default rate of fifteen percent (15%) per annum, compounding monthly, accruing upon any unpaid principal amount.  The note was unpaid, and the note, security agreement and related guarantee agreement have been cancelled and terminated, respectively.  An existing escrow agreement between Ocimum and the Company remains in place to secure certain potential lease guarantee obligations.

On June 23, 2009, the Company entered into a superseding $3 million secured promissory note (“Note”) with Ocimum and its affiliate, Ocimum Biosolutions India Limited, a company incorporated in the Republic of India, which is secured pursuant to a superseding security agreement (“Security Agreement”) with Ocimum and repayment of which is guaranteed by a guaranty agreement with Coramandel Infrastructure Private Limited, a company incorporated in the Republic of India, in favor of the Company (“Guaranty Agreement”).  The superseding agreements are effective as of June 15, 2009.

Under the Note, Ocimum is required to pay at least fifty percent (50%) of the unpaid principal to the Company on or before August 1, 2009, and the remaining balance on or before September 15, 2009.  The Note bears interest at the rate of 15% per annum and includes an adjustment to the unpaid principal of four percent (4%) on July 15, 2009, five percent (5%) on August 15, 2009 and eight percent (8%) on September 15, 2009.  The Security Agreement secures the Note with Ocimum collateral that includes, but is not limited to, the assets, properties and rights of Ocimum, its cash accounts and its receivables.

The foregoing descriptions of the Note and Security Agreement is not purported to be complete and is qualified in its entirety by reference to the complete terms of these documents.  A copy of the Note, Security Agreement and Guaranty Agreement are attached hereto as Exhibits 10.111, 10.112 and 10.113, respectively, and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.111	Secured Note dated as of June 15, 2009 from Ocimum Biosolutions, Inc. and Ocimum Biosolutions India Limited to Registrant.
10.112	Security Agreement dated as of June 15, 2009 between Ocimum Biosolutions, Inc. and Registrant.
10.113	Unconditional Guaranty Agreement dated as of June 15, 2009 from Coramandel Infrastructure Private Limited in favor of Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date:	June 29, 2009	By:	/s/ Mark J. Gabrielson
Mark J. Gabrielson
Chief Executive Officer

Exhibit Number	Description
10.111	Secured Note dated as of June 15, 2009 from Ocimum Biosolutions, Inc. and Ocimum Biosolutions India Limited to Registrant.
10.112	Security Agreement dated as of June 15, 2009 between Ocimum Biosolutions, Inc. and Registrant.
10.113	Unconditional Guaranty Agreement dated as of June 15, 2009 from Coramandel Infrastructure Private Limited in favor of Registrant.